                                                                   EXHIBIT 1(b)
                                                                   ------------



                                                          _____________ __, 19__


                             THE HERTZ CORPORATION

                          SENIOR MEDIUM-TERM NOTES AND
                 SENIOR SUBORDINATED MEDIUM-TERM NOTES DUE FROM
                    9 MONTHS TO 30 YEARS FROM DATE OF ISSUE


                             DISTRIBUTION AGREEMENT



[Names and addresses of
  Agents]



Dear Sirs:

         The Hertz Corporation, a Delaware corporation (the "Company"), confirms its agreement with ________________ and _____________________ (the
"Agents") with respect to the issue and sale by the Company of its Senior Medium-Term Notes Due From 9 Months to 30 Years from Date of Issue (the "Senior Notes), a series of the Company's senior debt securities; and, Senior Subordinated Medium-Term Notes Due From 9 Months to 30 Years From Date of Issue (the "Senior Subordinated Notes"), a series of the Company's senior subordinated debt securities (the Senior Notes and Senior Subordinated Notes shall be referred to herein collectively as the "Notes"). The Senior Notes are to be issued pursuant to an indenture, dated as of April 1, 1986, as amended, (the "Senior Indenture") between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (the "Senior Trustee"). The Senior Subordinated Notes are to be issued pursuant to an indenture, dated as of June 1, 1989, (the "Senior Subordinated Indenture") between the Company and The Bank of New York, as Trustee (the "Senior Subordinated Trustee"). The Senior Indenture and the Senior Subordinated Indenture are hereafter collectively referred to as the "Indentures". As of the date hereof, the Company has authorized the issuance of up to $___,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such Notes may be distributed through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and, upon notice to each of you, to enter into agreements substantially identical hereto with other agents, the Company hereby (i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Notes from the company by others and (ii) agrees that whenever the Company determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-____) relating to its debt securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"). The Notes are series of the senior and senior subordinated debt securities so registered. Such registration statement has been declared effective by the Commission, and each Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional senior and senior subordinated debt securities in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively.

         SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of the delivery of the documents referred to in Section 2(d) hereof (the "Closing Time"), as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (each such delivery to one or more of the Agents being referred to herein as a Settlement Date"), and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case, a "Representation Date"), as follows:

                 (i) Registration Statement and Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement became effective complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (Form T-1), of the Senior Trustee under the Senior Indenture or the Senior Subordinated Trustee under the Senior Subordinated Indenture.

                 (ii) Financial Statements. The financial statements incorporated by reference in the Registration Statement or in the Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Section 3(a) hereof, fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Section 3(a) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis-throughout the periods involved.

                 (iii) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospects, at the time the Registration Statement became, and any amendments thereto became, effective, did not and will not contain an untrue statement of a material fact of omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                 (iv) No Material Changes or Material Transactions. Since the respective date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

                 (v) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect the financial condition of the Company.

                 (vi) Significant Subsidiary. As of December 31, 1993, Hertz International, Ltd., Hertz Equipment Rental Corporation and Hertz Claim Management Corporation were the only subsidiaries of the Company that constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission. Each such subsidiary (each such subsidiary or the subsidiaries so disclosed in the most recent Form 10-K of the Company being hereinafter referred to as a "Significant Subsidiary") has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which the failure to qualify and be in good standing would materially adversely affect its business or financial condition and has the power and authority to own or hold its properties and to conduct the business in which it is engaged; and the Company owns, directly or indirectly, free and clear of liens and encumbrances, all of the outstanding capital stock of each Significant Subsidiary, except to the extent set forth in the Prospectus.

                 (vii) No Defaults, etc.; Regulatory Approvals. Neither the Company nor any of its subsidiaries (as defined in Rule 405 under the 1933 Act) is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement, the Senior Indenture and Senior Subordinated Indenture and each Terms Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of the Company's knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

                 (viii) Legal Proceedings; Contracts. Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might result, in the reasonable judgment of the Company, in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement, and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                 (ix) Authorization and Validity of Notes. The Notes have been duly authorized for issuance and sale pursuant to- this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by general principles of equity or by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally, and will be entitled to the benefits of the applicable Indenture; and the Notes and each Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

         (b) Additional Certifications. Any certificate signed by an officer of the Company and delivered to the Agents or to the Agents' counsel in connection with an offering of Notes shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

         SECTION 2. SOLICITATIONS AS AGENTS; PURCHASES AS PRINCIPALS. (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents agree, as agents of the Company (as the context requires, the term "Agents" shall include the singular as well as the plural and shall refer to the firms to whom this Agreement is addressed whether acting as agent or as principal), to use their best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as amended or supplemented from time to time.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised them that such solicitation may be resumed.

         The Company agrees to pay each of the Agents a commission, in the form of a discount, equal to the following percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent upon settlement:

                  Term                                              Commission Rate
                  ----                                              ---------------
From 9 months but less than one year                                     .075%
From 1 year but less than 18 months                                      .100%
From 18 months but less than 2 years                                     .125%
From 2 years but less than 3 years                                       .175%
From 3 years but less than 4 years                                       .250%
From 4 years but less than 5 years                                       .300%
From 5 years but less than 6 years                                       .350%
From 6 years but less than 7 years                                       .375%
From 7 years but less than 8 years                                       .400%
From 8 years but less than 9 years                                       .425%
From 9 years but less than 10 years                                      .450%
From 10 years but less than 15 years                                     .475%
From 15 years but less than 20 years                                     .550%
From 20 years but less than 30 years                                     .600%


         Unless otherwise specified in the Prospectus, the Agents, when acting as agents, are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in integral multiples of $1,000 approved by the Company) at a purchase price to be agreed upon between the Agents and the Company and as shall be set forth in the applicable Prospectus. The Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by the Agents as agents. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The Agents shall have the right to reject any offer to purchase the Notes received by them in whole or in part, and any such rejection shall not be deemed a breach of their agreements contained herein.

         (b) Purchases as Principals. Each sale of Notes to the Agents as principal shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into between the Company and the Agents which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Agents. Each such separate agreement (which may be an oral agreement confirmed in writing as described below) is herein referred to as a "Terms Agreement. The Agents' commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agents pursuant thereto, whether the Notes are Senior Notes or Senior Subordinated Notes, the price to be paid to the Company for such Notes, the initial public offering price, if any, at which the Notes are proposed to be reoffered, the interest rate and related terms of such Notes and the time and place of delivery of and payment for such Notes. The Agents are authorized to utilize a selling group or dealer group in connection with the reoffering of any Notes purchased by the Agents as principal and may allow or reallow all or a portion of any discount received from the Company to members of such selling group or such dealers. Terms Agreements whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto.

         (c) Administrative Procedures. Administrative procedures respecting the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them herein and in the Procedures.

         (d)  Delivery of Documents.  The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of _______________________, on the date hereof, or at such other time or place as the Agents and the Company may agree upon in writing.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Agents as follows:

                 (a) Revisions of Prospectus -- Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Agents' counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given by the Company, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the

         Agents' capacity as agents of the Company and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

                 (b) Prospectus Revisions -- Periodic Financial Information. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of purchases of the Notes in the Agents' capacity as agents of the Company pursuant to a request from the Company, and shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

                 (c) Prospectus Revisions -- Audited Financial Information. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

                 (d) Release of Earnings Statements. The Company will make generally available to its security holders, in each case as soon as practicable, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act or the 1933 Act Regulations) covering (i) a twelve-month period beginning not later than the first day of the fiscal quarter next following the date of this Agreement and (ii) a twelve-month period beginning not later than the first day of each of the Company's fiscal quarters next following the date of any sale of Notes and the date of each filing under the 1934 Act of an Annual Report on Form 10-K of the Company.

                 (e) Notice of Certain Filings. The Company will give the Agents notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing.

                 (f) Other Notice Provisions. The Company will notify the Agents immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (g) Copies of Registration Statement. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request.

                 (h) Copies of Prospectus. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request.

                 (i) Copies of Financial Reports. The Company will furnish to the Agents at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to lenders or to the public generally.

                 (j) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

                 (k) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

                 (l) Stand-off Agreement. Between the date of any Terms Agreement and the settlement date with respect to the Notes covered thereby, the Company will not, without the Agents' prior consent, enter into any agreement relating to the sale of any debt securities of the Company with similar maturities to any underwriter or agent purchasing such debt securities as Principal.

         SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                    (i) the preparation and filing of the Registration Statement and all amendments thereto;

                   (ii)  the preparation, issuance and delivery of the Notes;

                  (iii) the fees and disbursements of the Company's accountants and of the Trustee and its counsel;

                   (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(j) hereof, including filing fees and the reasonable fees (not in excess of $10,000) and disbursements of the Agents' counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                    (v) all of the Agents' out-of-pocket expenses (other than attorney's fees and expenses) incurred as agents of the Company, including advertising expenses incurred with the approval of the Company;

                   (vi) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto;

                  (vii) the printing and delivery to the Agents of copies of the applicable Indenture and any Blue Sky Survey and any Legal Investment Survey;

                 (viii) any fees charged by rating agencies for the rating of the Notes; and

                   (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

         SECTION 5. CONDITIONS OF OBLIGATIONS. The Agents' obligations to solicit offers to purchase the Notes as agents of the Company and the Agents' obligations to purchase Notes pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the

Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

         (a) At Closing Time the Agents shall have received the following documents.

                 (1) Opinion of Paul M. Tschirhart. The Agents shall have received the favorable opinion, dated as of Closing Time, of Paul M. Tschirhart, Esq., Senior Vice President and General Counsel of the Company, in form and substance satisfactory to the Agents and the Agents' counsel, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                 (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to qualify and be in good standing would materially adversely affect its or business financial condition.

                  (iv) Each Significant Subsidiary has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect the business or financial condition of the Company and its consolidated subsidiaries as a whole and has the corporate power and authority to own or hold its properties and to conduct the business in which it is engaged; and, to the best of such counsel's knowledge, the Company owns, directly or indirectly, free and clear of liens and encumbrances, all of the outstanding capital stock of each Significant Subsidiary, except to the extent set forth in the Prospectus.

                   (v) This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

                  (vi) The applicable Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming each Indenture has been duly authorized, executed and delivered by the Trustee) constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by general principles of equity or by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally.

                 (vii) The Notes are in the form contemplated by the applicable Indenture, have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the applicable Indenture and delivered against payment of the consideration therefor in accordance with this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by general principles of equity or by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally, and will be entitled to the benefits of the applicable Indenture.

                (viii) The Notes and the applicable Indenture conform in all material respects to the statements concerning them in the Registration Statement and the Prospectus.

                  (ix)  The applicable Indenture is qualified under the 1939
         Act.

                   (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (xi) The Registration Statement (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complies as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                 (xii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                (xiii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations, or which are required to be filed by the 1934 Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the 1933 Act Regulations or the 1934 Act Regulations.

                 (xiv) No consent, approval, authorization, or order of any court or governmental authority or agency is required in connection the with sale of the Notes, except such as may be required under the 1933 Act, the 1934 Act, the 1939 Act and state securities laws; and, to the best of such counsel's knowledge, the execution and delivery of this Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms
         Agreement, the applicable Terms Agreement) and the applicable
         Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other material instrument known to him and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, administrative regulation or administrative or court decree known to him to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

Such counsel shall additionally state that he has participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which would lead him to believe that at the time the Registration Statement became effective (or, if the opinion is being given pursuant to Section 6(c) hereof and an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) either the Registration Statement or any amendment thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented as of its date and at the date of the opinion, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no comment need be expressed as to the financial statements, schedules and other financial and statistical data contained therein).

         (2) Opinion of Counsel to the Agents. The Agents shall have received the opinion of counsel to the Agents covering such matters as the Agents shall reasonably request. Such counsel shall additionally state that they have participated in conferences with officers and other representatives of the Company and counsel for the Company, with representatives of the current and former independent public accountants for the Company and with officers and other representatives of the Agents, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and representatives of the Company), no facts have come to the attention of such counsel which would lead them to believe that at the time the Registration Statement became effective (or, if the opinion is being given pursuant to Section 6(c) hereof and an amendment to the Registration Statement or an Annual Report on Form 10-R has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) either the Registration Statement or any amendment thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented as of its date and at the date of the opinion, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no comment need be expressed as to the financial statements, schedules and other financial and statistical data contained therein).

         (b) Officer's Certificate. At Closing Time there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President, the Treasurer or a Vice President of the Company, dated as of Closing Time, to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) that to his knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (c) Comfort Letter. At Closing Time the Agents shall have received a letter from Messrs. Coopers & Lybrand addressed to the Agents and dated as of the Closing Time, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 38 and covering such specified financial statement items and other matters as the Agents may reasonably request.

         (d) Other Documents. At Closing Time the Agents' counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to the Agents' counsel.

         If any condition specified in this Section shall not have been fulfilled, this Agreement may be terminated by the Agents by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                 (a) Reaffirmations of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each sale of Notes to the Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

                 (b) Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes) or the Company files with the Commission any document incorporated by reference into the Prospectus or, if so indicated in the applicable Terms Agreement, the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to them are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

                 (c) Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement (i) providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, provided, however, in the case of clause (ii) above, that an opinion of counsel shall be furnished upon the Agents' request) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to the Agents' counsel a written opinion of Paul M. Tschirhart, Esq., Senior Vice President and General Counsel of the Company, or other counsel satisfactory to the Agents and a written opinion of the Agents' counsel and (in connection with sales of securities pursuant to Terms Agreements only, however), dated the date of delivery of such opinions, in form satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing either such opinion to the Agents shall furnish the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though such opinion or letter were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

                 (d) Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall cause Coopers & Lybrand forthwith to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letters, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Coopers & Lybrand may limit the scope of such letter to the
         unaudited financial statements included    in such amendment or
         supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that in the Agents reasonable judgment, such letter should cover such other information.

         SECTION 7. INDEMNIFICATION. (a) Indemnification of Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid) if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Indemnification of Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party of the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Agents shall have the right to employ counsel to represent the Agents and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, it is advisable for the Agents and their controlling persons to be represented by separate counsel due to actual or potential different interests between the indemnified party and the indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the Company. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate counsel for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         SECTION 8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 hereof is for any reason held to be unavailable to the Agents other than in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Agents, as incurred, in such proportions that the Agents are responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by them to the date of such liability bears to the total sales price received by the Company from the sale of Notes to the date of such ability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent and each director of the Company, each officer of the company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         SECTION 9. STATUS OF THE AGENTS. In soliciting purchases of the Notes from the Company, the Agents are acting solely as agents for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by the Agent and accepted by the Company but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

         SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 11. TERMINATION. This Agreement may be terminated for any reason, at any time by either party hereto upon the giving of thirty days' written notice of such termination to the other party hereto. Such of the Agents as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to the Company, at any time (i) if there has occurred any declaration of war or national emergency by the United States or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Agents' judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (ii) if trading in securities of the Company on the New York Stock Exchange is suspended, or minimum prices are established on such Exchange, or trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or the American Stock Exchange, the effect of which, in the judgment of the Agents, is to make it impracticable to market the Notes, or if a banking moratorium has been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iii) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading of, or (b) any possible change that does not indicate an improvement in, the rating accorded any securities of or guaranteed by the Company, by Moody's Investors Service, Inc. or Standard & Poor's Corporation. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) any Agent shall own any of the Notes with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, the contribution provisions set forth in Section 8 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

         SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them c/o their respective addresses set forth on the first page hereof to the attention of [________________________________] and if to
[_______] to the attention of and, if to [_______], [______________________];
notices to the Company shall be directed to it at The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Treasurer.

         SECTION 13. PARTIES. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such state.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                                   Very truly yours,

                                                   THE HERTZ CORPORATION

                                                   By_______________________
                                                     Title:

Confirmed and Accepted,
as of the date first above written:


[Name of Agent]

By______________________
  Title:


[Name of Agent]

By______________________
  Title:

                                                                       Exhibit A

                             The Hertz Corporation
                            (A Delaware corporation)
                             Medium-Term Notes and
                     Senior Subordinated Medium-Term Notes


         The following terms, if applicable, shall be agreed to by the Agent and the company pursuant to each Terms Agreement:

                 Senior Notes or Senior Subordinated Notes
                 Principal Amount:  $____________
                   (or principal amount of foreign currency)
                 Interest Rate:
                          If Fixed Rate Note, Interest Rate:

                          If Floating Rate Note:
                             Interest Rate Basis:
                             Initial Interest Rate:
                             Initial Interest Reset Date:
                             Spread or Spread Multiplier, if any:
                             Interest Rate Reset Month(s):
                             Interest Payment Month(s):
                             Index Maturity:
                             Maximum Interest Rate, if any:
                             Minimum Interest Rate, if any:
                             Interest Rate Reset Period:
                             Interest Payment Period:
                             Interest Payment Date:
                             Calculation Agent:

                          If Redeemable:

                             Initial Redemption Date:
                             Initial Redemption Percentage:
                             Annual Redemption Percentage Reduction:

                          Date of Maturity:
                          Purchase Price:  ___ %
                          Settlement Date and Time:
                          Currency of Denomination:
                          Denominations (if currency is other than U.S. dollar):
                          Currency of Payment:
                          Additional Terms:

Also, agreement as to whether the following will be required:

                          Officer's Certificate pursuant to Section 6(b)
                            of the Distribution Agreement.
                          Legal Opinion pursuant to Section 6(c) of the
                            Distribution Agreement.
                          Comfort Letter pursuant to Section 6(d) of the
                            Distribution Agreement.